LIMITED POWER OF ATTORNEY

      Know all by these presents that the undersigned hereby constitutes and appoints Jan Webb with full power of substitution, the undersigned's true and lawful attorneys-in-fact and agents to:

I.         Prepare,  execute  in the  undersigned's name and on the undersigned's  behalf,  and submit  to the U.S. Securities and Exchange  Commission  (the "SEC') a Form ID, including  amendments thereto, and any other  documents necessary  or appropriate to  obtain  codes, passwords,  and  passphrases enabling  the  undersigned  to  make electronic   filings   with   the   SEC   of   reports   required   by   Section 13(d)  and Section 16(a) of the Securities  Exchange Act of 1934 (the "Exchange Act")  or any rule or regulation of the SEC;

2.        Execute for and on behalf of the undersigned, in the undersigned's capacity as an executive officer of Independent Bank Group, Inc.  (the "Company"), Forms 3, 4, and 5 in accordance with and Section l 6(a) of the Securities Exchange  Act of 1934 and the rules thereunder;

3.         Do and  perform any and all acts for  and on behalf of the undersigned which may be  necessary  or  desirable  to  complete and  execute   any  such  Form 3,  4,  or  5, complete and execute  any amendment or amendments thereto,  and timely file such form  with the SEC and any securities  exchange  or similar authority; and

4.         If and when applicable,  execute  for and on behalf of the undersigned Schedule 13D and/or  Schedule  13G in accordance with Section  13(d) of the Securities Exchange Act of 1934 and the rules thereunder;

5.           Do and perform any and all acts  for and on behalf of the undersigned which may be necessary or desirable  to complete  and execute any  such  Schedule  13D and/or Schedule  13G, complete and execute any amendment or amendments thereto,  and timely  file such form  with the SEC and any securities exchange or similar authority; and

6.    Take  any  other  action  of any  type  whatsoever in connection with  the  foregoing which,  in the  opinion  of such  attorney-in-fact, may  be  of benefit  to, in the  best interest of, or legally  required by, the undersigned, it being  understood that  the documents executed  by such attorney-in-fact on behalf of the undersigned pursuant  to this  Power  of Attorney shall  be in such  form and shall  contain such terms  and conditions  as  such   attorney-in-fact  may   approve  in   such   attorney-in-fact's discretion.

      The  undersigned   hereby   grants   to  such  attorneys-in-fact  and  agents   full  power  and authority to do and perform any and every act and thing whatsoever requisite,  necessary, or proper to be done in the exercise of any of the rights and powers  herein  granted,  as fully to all intents  and purposes as the undersigned  might or could do if personally present, with full power of substitution or revocation,  hereby  ratifying and confirming all that  such attorneys-in-fact and  agents,  or such attorneys-in-fact's and agent's  substitute or substitutes,  shall lawfully do  or cause  to be done by virtue of this power of attorney and the rights and powers  herein granted.

      This Limited Power of Attorney authorizes, but does not require, the foregoing attorneys in-fact and agents to act at his or her discretion on information provided to such attorneys-in-fact without independent verification of such information.   The  undersigned  acknowledges  that  the foregoing   attorneys-in-fact  and  agents,   in  serving   in  such   capacity   at  the  request   of  the undersigned,  are   not  assuming,   nor  is  the   Company   assuming,   any   of  the  undersigned's responsibilities  to comply with Section  13 and Section  16 of the Exchange  Act, or any liability of the undersigned  for disgorgement of profits under Section  l 6(b) of the Exchange  Act.

      This Limited  Power of Attorney does not relieve  the undersigned  from  responsibility  for compliance with  the  undersigned's obligations   under  Section  13(d) and  Section 16(a)  of  the Exchange  Act, including, without limitation,  the reporting  requirements under  Section 13(d) and Section  16(a) of the Exchange Act.

      This Limited Power of Attorney  shall remain  in full  force  and effect until the undersigned is no  longer  required  to  file  Forms  3, 4,  and  5 or  Schedules   13D or  13G  with  respect  to  the undersigned's  holdings  of and  transactions in securities issued  by the  Company,  unless  earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

Date:   January 20, 2020

/s/ Michael B. Hobbs
(Signature)

Michael B. Hobbs
(Please print name)

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